                                                                    Exhibit 4.19

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made as of this 28th day of November, 2000, by and among PHILADELPHIA SUBURBAN WATER COMPANY, a Pennsylvania corporation ("Borrower"), the several banks which are parties to this Agreement (each a "Bank" and collectively, "Banks") and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for Banks (in such capacity," Agent").

                                   BACKGROUND

         A. Banks, Borrower and Agent are parties to a Credit Agreement, dated as of December 22, 1999 (the "Credit Agreement"), pursuant to which Banks agreed to make revolving credit loans to Borrower in an aggregate outstanding amount of up to Fifty Million Dollars ($50,000,000) (the "Loans"). The Loans are evidenced by Borrower's Revolving Credit Notes in the aggregate principal face amount of $50,000,000 (the "Notes").

         B. Agent, Banks and Borrower desire to modify certain covenants in the Credit Agreement, extend the Termination Date of the facility, and increase the swing line provided therein, all on the terms and subject to the conditions herein set forth.

         NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

         1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows

         (a) Effective as of December 20,2000, the definition of Termination Date in Section 1.1 is hereby amended and restated to read in full as follows:

             " "Termination Date": the earlier of (a) December 18, 2001 or any later date to which the Termination Date shall have been extended pursuant to subsection 2.8(d) hereof and (b) the date the Commitments are terminated as provided herein."

         (b) Section 6.2 is hereby amended by deleting the word "and" at the end of subsection (vi) thereof, redesignating the next subsection as subsection
(viii) and adding the following new subsection (vii):

                  "(vii) indebtedness to the Pennsylvania Infrastructure
             Investment Authority in an amount not to exceed an aggregate of $15,000,000 incurred in each fiscal year of the Borrower for the purchase of capital assets; and"

         (c) Section 6.3 is hereby amended by deleting the word "and" at the end of subsection (i) thereof, redesignating the next subsection as subsection (k) and adding the following new subsection (j):

                  "(j) Liens granted to secure indebtedness permitted by Section
             6.2(vii) to the extent such Liens are also permitted under the Indenture; and"

         (d) Section 2.2 is hereby amended by adding the following new subsection (k):

                  "(k) In addition to making Swing Line Loans pursuant to the foregoing provisions of this Section 2.2, the Swing Line Bank may also make Swing Line Loans to the Borrower without the requirement for a specific request from the Borrower pursuant to Section 2.2(b ) in accordance with the provisions of the agreements between the Borrower and the Swing Line Bank relating to the Borrower's deposit, sweep and other accounts at the Swing Line Bank and related arrangements and agreements regarding the management and investment of Borrower's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrower's accounts which are subject to the provisions of the Cash Management Agreements. Swing Line Loans made pursuant to this Section 2.2(k) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in
             Section 2.2(a), (ii) not be subject to the limitations as to number or individual amount set forth in Sections 2.2(h) and (i), (iii) be payable by the Borrower, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Termination Date), (iv) not be made at any time after the Swing Line Bank has notice of the occurrence of a Default or Event of Default, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Bank's obligation to purchase participating interests therein pursuant to Section 2.2(!), and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.2."

         (e) Schedule I to the Credit Agreement is hereby amended to change the amount set forth opposite PNC Bank, National Association's name under the column headed "Swing Line Commitment" from "$2,000,000" to "$5,000,000".

         3. Replacement Swing Line Note. Concurrently with the execution and delivery of this Agreement, the Borrower shall execute and deliver to the Swing Line Bank a replacement Swing Line Note in the face amount of $5,000,000 and otherwise in the form of Exhibit B-2 attached to the Credit Agreement. Such replacement Swing Line Note shall evidence any outstanding Swing Line Loans and upon receipt thereof the original Swing Line Note shall be cancelled.

         4. Loan Documents. Except where the context clearly requires otherwise, all references to the Credit Agreement and the Swing Line Note in any of the Loan Documents or any other document delivered to Banks or Agent in connection therewith shall be to the Credit Agreement, as amended by this Agreement and to the Swing Line Note delivered pursuant to Section 3 hereof.

         5. Borrower's Ratification. Borrower agrees that it has no defenses or setoffs against Banks or Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms. Borrower hereby ratifies and confirms its obligations under the Loan Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.

         6. Representations and Warranties. Borrower hereby represents and warrants to Agent and Banks that:

            (a) Except as otherwise previously disclosed to Agent and Banks, the representations and warranties made in the Credit Agreement, as amended by this Agreement, are true and correct as of the date hereof;

            (b) No Default or Event of Default under the Credit Agreement exists on the date hereof; and

            (c) This Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

         All of the above representations and warranties shall survive the making of this Agreement.

         7. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of Agent and its counsel, of the following conditions precedent on or before the Effective Date:

            (a) Borrower shall have delivered to Agent, with copies or counterparts for each Bank as appropriate, the following, all of which shall be in form and substance satisfactory to Agent and shall be duly completed and executed:

                (i)   This Agreement;

                (ii)  The replacement Swing Line Note;

                (iii) Copies, certified by the Secretary or an Assistant
                      Secretary of Borrower of resolutions of the board of directors of Borrower in effect on the date hereof authorizing the execution, delivery and performance of this Agreement and the replacement Swing Line Note and the other documents and transactions contemplated hereby;

                (iv) Copies, certified by its corporate secretary of the articles of incorporation, certificate of information, and by-laws of Borrower as in effect, or a certificate stating that there have been no changes to any such documents since the most recent date, true and correct copies thereof were delivered to Agent; and

                (v) Such additional documents, certificates and information as Agent or Banks may require pursuant to the terms hereof or otherwise reasonably request.

            (b) The representations and warranties set forth in the Credit Agreement shall be true and correct on and as of the date hereof.

            (c) No Default or Event or Default shall have occurred and be continuing as of the date hereof.

            (d) Borrower shall have paid to Agent for the benefit of Banks an additional fee of $30,000 to be distributed to Banks pro rata in accordance with their Commitments.

         8. Miscellaneous.

            (a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to Agent and Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby. To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

            (b) The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of Agent or Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default or default thereunder .

            (c) In consideration of Agent's and Banks' agreement to amend the existing credit facility, Borrower hereby waives and releases Agent and Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

            (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

            (e) In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

            (f) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

            (g) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                               PHILADELPHIA SUBURBAN
                                               WATER COMPANY

                                               By: /s/ Kathy L. Pape
                                                   -----------------------------
                                               Title: Vice President & Treasurer


                                               PNC BANK, NATIONAL ASSOCIATION,
                                               as a Bank and as Agent

                                               By:
                                                   -----------------------------
                                               Title:


                                               FIRST UNION NATIONAL BANK

                                               By:
                                                   -----------------------------
                                               Title:


                                               MELLON BANK, N .A.

                                               By:
                                                   -----------------------------
                                               Title:

         Consent and Waiver Approved By:

         PNC :Bank, National Association. as Agent and as a Lender


         /s/ Frank A. Pugliese
         ---------------------------------------------
         By: Frank A. Pugliese, Vice President


         Mellon Bank, N.A

         /s/ Mark W. Tori
         ---------------------------------------------
         By: Mark W. Tori, Vice President


         First Union National Bank

         /s/ Michael J. Kolosowsky
         ---------------------------------------------
         By: Michael J. Kolosowsky, Vice President